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                                                                    Exhibit 99.1


                                    AGREEMENT

            This Agreement (this "Agreement") dated as of January 25, 2002 is entered into by and between Alloy, Inc., a corporation organized under the laws of Delaware (together with its successors, "Alloy"), and Fletcher International, Ltd., a company domiciled in Bermuda (together with its successors, "Investor").

            WHEREAS, Investor desires to purchase, and Alloy desires to sell and issue, shares of Common Stock and a Warrant to purchase Common Stock of Alloy pursuant to the terms and subject to the conditions contained in this Agreement;

            WHEREAS, simultaneous with this Agreement, Freebord Manufacturing, Inc. ("Freebord"), a corporation in which Investor holds an equity interest, is entering into an Advertising and Marketing Services Agreement (the "Services Agreement") with Alloy under which Alloy will provide certain marketing, promotional and other related services as provided therein to Freebord in exchange for the consideration provided therein; and

            WHEREAS, as an inducement to Alloy to enter into the Services Agreement with Freebord, Investor is entering into a Payment Guaranty in favor of Alloy on the date hereof pursuant to which Investor agrees to guaranty certain payments due to Alloy under the Services Agreement as specified therein.

            NOW, THEREFORE, the parties hereto agree as follows:

            1. Purchase and Sale. In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

                  (a) Investor agrees to purchase from Alloy, and Alloy agrees to sell to Investor on the Closing Date, in accordance with Section 2, one million three hundred sixty-seven thousand three hundred sixty-six (1,367,366) shares (the "Initial Common Shares") of Alloy's common stock, par value one cent ($0.01) per share ("Common Stock"), at a price of Twenty-One Dollars and Ninety-Four Cents ($21.94) per share (the "Per Share Purchase Price"), for an aggregate purchase price of Thirty Million Dollars ($30,000,000). In addition, Alloy will issue to Investor on the Closing Date one warrant in the form attached hereto as Annex A (a "Warrant") to purchase from time to time up to an aggregate of eight hundred eighty-eight thousand seven hundred eighty-eight (888,788) shares (subject to the adjustments contained in the Warrant and this Agreement) at a per share purchase price of Twenty-One Dollars and Ninety-Four Cents ($21.94). Investor will have the right to exercise the Warrant in the manner, and subject to the terms, specified in this Agreement and in the Warrant.

                  (b) The closing (the "Closing") of the sale of the Common Stock will occur at 11:00 a.m., New York City time, on the second (2nd) Business Day, after and excluding the date hereof, or at such other date and time as Investor and Alloy will mutually agree (such date, the "Closing Date").
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                  (c) As used herein, the term "Common Shares" means all shares of Common Stock issued and/or issuable under any provision of this Agreement or upon exercise of the Warrant; the term "Investment Securities" means the Warrant and all Common Shares; the term "Business Day" means any day on which the Common Stock may be traded on the Nasdaq or, if not admitted for trading on the Nasdaq, on any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed; the term "Nasdaq NMS" means the Nasdaq National Market System; and the term "Nasdaq" means the Nasdaq NMS, provided, however, that if the Nasdaq NMS ceases to be the principal U.S. trading market for the Common Stock, then "Nasdaq" will be deemed to mean the principal U.S. national securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on which the Common Stock, is then traded, or if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a Nasdaq SmallCap Market Security by the NASD, then such market system, or if the Common Stock is not listed or quoted on any of the foregoing, then the OTC Bulletin Board.

            2. Closing. The Closing will take place via facsimile on the Closing Date in the manner set forth below; provided that Alloy shall cause its transfer agent to deliver no later than two (2) Business Days following and excluding the Closing Date original certificates representing shares of Common Stock via Federal Express or another reputable overnight carrier to:

                  Leif King, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                  525 University Avenue, Suite 1100
                  Palo Alto, CA  94301
                  Telephone:  (650) 470-4500

            In connection with the Closing, the following deliveries will be made:

                  (a) Purchase Price. Investor will cause to be wire transferred to Skadden, Arps, Slate, Meagher & Flom LLP ("SASM&F") in escrow for Alloy, in accordance with the instructions set forth in Section 17, the aggregate purchase price of Thirty Million Dollars ($30,000,000) in immediately available United States funds. Upon receipt of the Stock Certificates (as defined below) and the Warrant, Investor shall cause SASM&F to deliver to Alloy, in accordance with the instructions set forth in Section 17, the aggregate purchase price of Thirty Million Dollars ($30,000,000).

                  (b) Common Stock Certificates. Upon receipt of written notice from SASM&F that it has received payment of the aggregate purchase price of Thirty Million Dollars ($30,000,000), Alloy shall deliver irrevocable instructions to its transfer agent to deliver to SASM&F for the account of Investor thirteen (13) stock certificates, each representing one hundred thousand (100,000) shares of Common Stock and one (1) certificate representing sixty-seven thousand three hundred sixty-six (67,366) shares of Common Stock, duly executed by Alloy in definitive form (collectively, the "Stock Certificates") and Alloy shall deliver to SASM&F one Warrant duly executed by Alloy in definitive form, in each case duly registered on the books of Alloy in the name of


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      Investor or, as instructed by Investor, of any of its affiliates. Investor shall cause SASM&F to hold the Stock Certificates and Warrant in escrow for Investor until Alloy confirms receipt of the wire transfer of the aggregate purchase price from SASM&F, at which time Investor shall cause SASM&F to deliver the Stock Certificates and Warrant to Investor.

                  (c) Closing Documents. The closing documents required by Sections 11 and 12 will be delivered to Investor and Alloy, respectively.

                  (d) Delivery Notice. An executed copy of the delivery notice in the form attached hereto as Annex B will be delivered to Investor.

The deliveries specified in this Section 2 will be deemed to occur simultaneously as part of a single transaction, and no delivery will be deemed to have been made until all such deliveries have been made.

            3. Representations and Warranties of Alloy. Alloy makes the following representations and warranties, which are true, correct and complete in all respects on the date hereof and shall be true, correct and complete on the Closing Date, subject to the exceptions set forth on the Disclosure Schedule attached hereto:

                  (a) Alloy has been duly incorporated and is validly existing in good standing under the laws of Delaware.

                  (b) The execution, delivery and performance of this Agreement and the Warrant (including the authorization, sale, issuance and delivery of the Investment Securities) have been duly authorized by all requisite corporate action on the part of Alloy and no further consent or authorization of Alloy, its Board of Directors or its stockholders is required, except as otherwise contemplated by this Agreement.

                  (c) This Agreement and the Warrant have been duly executed and delivered by Alloy and, when this Agreement and the Warrant are duly authorized, executed and delivered by Investor, will be valid and binding agreements enforceable against Alloy in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The issuance of the Investment Securities is not and will not be subject to any preemptive right or rights of first refusal that have not been properly waived or complied with.

                  (d) Alloy has full corporate power and authority necessary to
      (i) own and operate its properties and assets, (ii) execute and deliver this Agreement and the Warrant, (iii) perform its obligations hereunder and thereunder (including, but not limited to, the issuance of the Investment Securities) and (iii) carry on its business as presently conducted and as presently proposed to be conducted. Alloy and its subsidiaries are duly qualified and are authorized to do business and are in good standing as foreign corporations in all jurisdictions in which the nature of their activities and of their properties (both owned and leased) makes such qualification necessary, except for those


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      jurisdictions in which failure to do so would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on (i) the business affairs, assets, results of operations or prospects of Alloy and its subsidiaries, taken as a whole (a "Material Adverse Effect") or
      (ii) the transactions contemplated by, or Alloy's ability to perform under, this Agreement or the Warrant.

                  (e) No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by Alloy of this Agreement or the performance by Alloy of any of its obligations hereunder and under the Warrant, other than the approval of the SEC of the Registration Statement to be filed pursuant to the terms hereof.

                  (f) Neither the execution and delivery by Alloy of this Agreement nor the performance by Alloy of any of its obligations hereunder and under the Warrant:

                        (i) violates, conflicts with, results in a breach of, or
            constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or creates any rights in respect of any person under (A) the certificates of incorporation or by-laws of Alloy or any of its subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body, or arbitrator having jurisdiction over Alloy or any of its subsidiaries or any of their respective properties or assets,
            (C) the terms of any bond, debenture, indenture, credit agreement, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, lease, mortgage, deed of trust or other instrument to which Alloy or any of its subsidiaries is a party, by which Alloy or any of its subsidiaries is bound, or to which any of the properties or assets of Alloy or any of its subsidiaries is subject, (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which Alloy or any of its subsidiaries is a party, or (E) any rule or regulation of the Nasdaq applicable to Alloy or the transactions contemplated hereby; or

                        (ii) results in the creation or imposition of any lien,
            charge or encumbrance upon any Investment Securities or upon any of the properties or assets of Alloy or any of its subsidiaries.

                  (g) Alloy has validly reserved for issuance to Investor one million three hundred sixty-seven thousand three hundred sixty-six (1,367,366) shares of Common Stock pursuant to this Agreement and nine hundred seventy-seven thousand six hundred sixty-seven (977,667) shares of Common Stock for issuance upon exercise of the Warrant. When issued to Investor against payment therefor, each Investment Security:

                        (i) will have been duly and validly authorized, duly and
            validly issued, fully paid and non-assessable;

                        (ii) will be free and clear of any security interests,
            liens, claims or other encumbrances; and


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                        (iii) will not have been issued or sold in violation of
            any preemptive or other similar rights of the holders of any securities of Alloy or any other person.

                  (h) Alloy satisfies all maintenance criteria of the Nasdaq NMS and, to the knowledge of Alloy, no present set of facts or circumstances will (with the passage of time or the giving of notice or both or neither) cause any of the Common Stock to be delisted from the Nasdaq NMS. Immediately after their issuance, (i) all of the Initial Common Shares will, upon issuance and delivery to Investor as provided in Section 2(b), be duly listed and admitted for trading on the Nasdaq NMS and (ii) all of the Common Shares issuable upon exercise of the Warrant will be duly listed and admitted for trading on the Nasdaq. Alloy knows of no reason that would prevent all of the Common Shares, when issued, from being duly listed and admitted for trading on all of the markets where shares of Common Stock are traded, including the Nasdaq NMS.

                  (i) Except as disclosed in Alloy's SEC Filings on or before the date immediately before and excluding the date hereof, there is no pending or, to the best knowledge of Alloy, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Alloy or any of its subsidiaries, or to the knowledge of Alloy any of its affiliates, that would materially affect the execution by Alloy of, or the performance by Alloy of its obligations under, this Agreement or the Warrant, or that would otherwise have a Material Adverse Effect.

                  (j) Since May 13, 1999 none of Alloy's filings with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") or under Section 13(a) or 15(d) of the Exchange Act (each an "SEC Filing") has contained any untrue statement of a material fact or has omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading (except as set forth in amendments or supplements to such SEC Filings made before and excluding the date hereof). Since the date of Alloy's most recent SEC Filing, there has not been, and Alloy is not aware of, any development or condition that is reasonably likely to result in a Material Adverse Effect. Alloy's SEC Filings made before and excluding the date hereof fully disclose all material negative information concerning Alloy and its subsidiaries. Investor acknowledges that the existence and terms of this Agreement will not be disclosed prior to the filing by Alloy of the report on Form 8-K referenced in Section 7(i) of this Agreement.

                  (k) The offer and sale of the Investment Securities to Investor pursuant to this Agreement will, subject to the accuracy of Investor's representations and warranties contained in Section 5 hereof and compliance by Investor with the applicable covenants and agreements contained in Section 9 hereof, be made in accordance with an exemption from the registration requirements of the Securities Act and any applicable state law. Neither Alloy nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Investment Securities to any person or persons so as to bring the sale of such Investment Securities by Alloy within the registration provisions of the Securities Act.


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                  (l) As of immediately before the Closing Date, the authorized capital stock of Alloy consists of fifty million (50,000,000) shares of Common Stock, par value one cent ($0.01), and ten million (10,000,000) shares of preferred stock, par value of one cent ($0.01) ("Preferred Stock"). As of January 14, 2002, (A) thirty-three million five hundred fifty-seven thousand seven hundred seventy-one (33,557,771) shares of Common Stock and one thousand seven hundred sixty-five (1,765) shares of Series B Convertible Preferred Stock were issued and outstanding, (B) nine million seven hundred fifty thousand three hundred eighty-five (9,750,385) shares of Common Stock and no shares of Preferred Stock are currently reserved and subject to issuance upon the exercise of outstanding stock options, warrants or other convertible rights, (C) eight thousand two hundred seventy-five (8,275) shares of Common Stock are held in the treasury of Alloy, and (D) up to six hundred forty-eight thousand six hundred thirty-five (648,635) additional shares of Common Stock may be issued under the employee benefit plans set forth on Schedule 3(l) hereto. All of the outstanding shares of Common Stock are, and all shares of capital stock which may be issued pursuant to stock options, warrants or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable, free of any preemptive rights in respect thereof and issued in material compliance with all applicable state and federal laws concerning issuance of securities. As of the date hereof, except as set forth above, and except for shares of Common Stock or other securities issued upon conversion, exchange, exercise or purchase associated with the securities, options, warrants, rights and other instruments referenced above, no shares of capital stock or other voting securities of Alloy are outstanding, no equity equivalents, interests in the ownership or earnings of Alloy or other similar rights are outstanding, and there are no existing options, warrants, calls, subscriptions or other rights or binding agreements or commitments relating to the capital stock of Alloy or any of its subsidiaries or obligating Alloy or any of its subsidiaries to issue, transfer, sell or redeem any shares of capital stock, or other equity interest in, Alloy or any of its subsidiaries or obligating Alloy or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. Attached hereto as Schedule 3(l) is a true and correct list as of the date of this Agreement of all outstanding options, warrants, calls, subscriptions and other rights or binding agreements or commitments relating to the issuance of additional shares of capital stock of Alloy and with respect to each a description of the number and class of securities and the exercise price thereof.

                  (m) Solvency. The sum of the assets of Alloy, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent liabilities. Alloy has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted. Alloy has not incurred debt, and does not intend to incur debt, beyond its ability to pay such debt as it matures. For purposes of this paragraph, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities are computed at the amount


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      which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

                  (n) Audited Financials. Attached hereto as Annex C is a true, correct and complete copy of (i) the report of Arthur Andersen LLP dated March 9, 2001 (except with respect to the matters discussed in Note 15, as to which the date is April 12, 2001), together with the accompanying consolidated financial statements and schedules of Alloy at January 31, 2001 and the results of Alloy's operations and cash flows for each of the three (3) years in the period ended January 31, 2001, as such report appears in the Annual Report on Form 10-K for the fiscal year ended January 31, 2001 filed by Alloy with the SEC (the "Auditor Report") and
      (ii) at the Closing, Alloy shall deliver the written consent of Arthur Andersen LLP to the inclusion of its report described in clause (i) herein.

                  (o) Equivalent Value. As of the Closing Date, the consideration that Alloy is receiving from Investor is equivalent in value to the consideration Investor is receiving from Alloy pursuant to this Agreement. As of the Closing Date, under the terms of this Agreement, Alloy is receiving fair consideration from Investor for the agreements, covenants, representations and warranties made by Alloy to Investor.

                  (p) No Non-Public Information. Except as set forth in Schedule 3(p) attached hereto, Investor has not requested from Alloy, and Alloy has not furnished to Investor, any material non-public information concerning Alloy or its subsidiaries.

            4. Registration Provisions; Maximum Number.

                  (a) Alloy will, as soon as practicable, but no later than February 25, 2002, and at its own expense, file a Registration Statement (as defined below) under the Securities Act covering the resale of all of the Common Shares and will use its best efforts to cause such Registration Statement to be declared effective on or before April 25, 2002 (the "Required Registration Date"). Pursuant to the preceding sentence, Alloy will register pursuant to such Registration Statement not less than the number of shares of Common Stock equal to the total of (i) the number of Common Shares issued under this Agreement and the Warrant and (ii) one hundred ten percent (110%) of the number of Common Shares issuable under the Warrant (as of any given date, the "Registrable Number"). Alloy will promptly amend such Registration Statement (or, if necessary, file a new Registration Statement) at any time that the Registrable Number exceeds the number of Common Shares then registered and freely tradable so that following such amendment (or filing) the Registrable Number (as determined on such date) of Common Shares will be registered and freely tradable.

                  (b) The registration statement filed or required to be filed under the Securities Act in accordance with Section 4(a) hereof, along with any amendments and additional registration statements, is referred to as the "Registration Statement." Alloy will provide prompt written notice to Investor when the Registration Statement has been declared effective by the SEC.


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                  (c) Alloy will: (A) use its best efforts to keep the
      Registration Statement effective until the earlier of (x) the later of (i) the second anniversary of the issuance of the last Common Share that may be issued, or (ii) such time as all of the Common Shares issued or issuable hereunder can be sold by Investor or any of its affiliates pursuant to Rule 144 under the Securities Act ("Rule 144") immediately without compliance with the registration requirements of the Securities Act or (y) the date all of the Common Shares issued or issuable will have been sold by Investor and its affiliates (such later period, the "Registration Period"); (B) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement (as so amended and supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Common Shares by Investor or any of its affiliates; (C) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Investor from time to time may reasonably request; (D) use its best efforts to cause all Common Shares to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Alloy are then listed or quoted; (E) provide a transfer agent and registrar for all Common Shares and a CUSIP number for all Common Shares; (F) use its best efforts to otherwise comply with all applicable rules and regulations of the SEC, the Nasdaq NMS and any other exchange or quotation service on which the Common Shares are obligated to be listed or quoted under this Agreement; and (G) file the documents required of Alloy and otherwise obtain and maintain requisite blue sky clearance in (x) New York and all other jurisdictions in which any of the shares of Common Stock were originally sold and (y) all other states specified in writing by Investor, provided, however, that as to this clause (y), Alloy will not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented. Investor will have five (5) Business Days after and excluding the date Alloy delivers a draft Registration Statement to Investor to review, revise and/or approve the description of the selling stockholder, plan of distribution and all other references to Investor and its affiliates contained in each Registration Statement and Prospectus.

                  (d) Alloy will furnish to Investor upon request a reasonable number of copies of a supplement to or an amendment of any Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Common Shares by Investor or any of its affiliates pursuant to the Registration Statement.

                  (e) With a view to making available to Investor and its affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, Alloy covenants and agrees to: (A) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning Alloy, until the earlier of (x) the second (2nd) anniversary of the issuance of the last Common Share to be issued or (y) such date as all of the Common Shares have been resold by Investor or any of its affiliates; and (B) furnish to Investor upon request, as long as Investor owns any Common Shares, (x) a written statement by Alloy that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of Alloy, and (z)


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      such other information as may be reasonably requested in order to avail
      Investor and its affiliates of Rule 144 or Form S-3 with respect to such Common Shares.

                  (f) Notwithstanding anything else in this Section 4 if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Common Shares, Alloy determines in good faith and upon the advice of its outside legal counsel that a development has occurred or a condition exists as a result of which the Registration Statement or the Prospectus contains a material misstatement or omission, or that a material transaction in which Alloy is engaged or proposes to engage would require an immediate amendment to the Registration Statement, a supplement to the Prospectus, or a filing under the Exchange Act or other public disclosure of material information and the disclosure of such transaction would be premature or injurious to the consummation of the transaction, Alloy will promptly notify Investor thereof by telephone and in writing. Upon receipt of such notification, Investor and its affiliates will immediately suspend all offers and sales of Common Shares pursuant to the Registration Statement. In such event, Alloy will amend or supplement the Registration Statement and the Prospectus or make such filings or public disclosures as promptly as practicable and will use its best efforts to take such other steps as may be required to permit sales of the Common Shares thereunder by Investor and its affiliates in accordance with applicable federal and state securities laws. Alloy will promptly notify Investor after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Registration Statement and the Prospectus (as so amended or supplemented, if applicable) to Investor in accordance with paragraphs (c) and (d) of this Section 4. Notwithstanding the foregoing, (A) under no circumstances will Alloy be entitled to exercise its right to suspend sales of any Common Shares as provided in this Section 4(f) and pursuant to the Registration Statement more than twice in any twelve (12)-month period (subject to Section 9(d)(v)), (B) the period during which such sales may be suspended (each a "Blackout Period") at any time will not exceed thirty
      (30) calendar days, and (C) no Blackout Period may commence less than thirty (30) calendar days after the end of the preceding Blackout Period.

                  (g) Upon the commencement of a Blackout Period pursuant to this Section 4, Investor will notify Alloy of any contract to sell, assign, deliver or otherwise transfer any Common Shares (each a "Sales Contract") that Investor or any of its affiliates has entered into prior to receiving notice of the commencement of such Blackout Period and that may require delivery of such Common Shares during such Blackout Period, which notice will contain the aggregate sale price and quantity of Common Shares pursuant to such Sales Contract. Within two (2) Business Days of receipt of such notice, Alloy will notify Investor of its election either
      (i) to terminate the Blackout Period and, as promptly as practicable, amend or supplement the Registration Statement or the Prospectus in order to correct the material misstatement or omission and deliver to Investor copies of such amended or supplemented Registration Statement and Prospectus in accordance with paragraphs (c) and (d) of this Section 4, or
      (ii) to continue the Blackout Period in accordance with this paragraph. If Alloy elects to continue the Blackout Period (or Alloy elects to terminate the Blackout Period, but the Blackout Period is not terminated before the latest date that the Investor may consummate the transaction contemplated by the Sales Contract), and Investor or any of its affiliates are


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      therefore unable to consummate the sale of Common Shares pursuant to the
      Sales Contract (such unsold Common Shares, the "Unsold Common Shares"), Alloy will promptly indemnify each Investor Indemnified Party against any Proceeding that each Investor Indemnified Party may incur arising out of or in connection with Investor's breach or alleged breach of any such Sales Contract, and Alloy will reimburse each Investor Indemnified Party for any reasonable costs or expenses (including legal fees) incurred by such party in investigating or defending any such Proceeding (collectively, the "Indemnification Amount"); provided, however, that the Indemnification Amount shall be reduced by an amount equal to the number of Unsold Common Shares multiplied by the positive difference, if any, between (x) the actual per share price received by Investor or any of its affiliates upon the sale of the Unsold Common Shares (if such sale occurs within three Business Days of the end of the Blackout Period) or the closing sale price of the Common Stock on Nasdaq on the third Business Day after the end of the Blackout Period (if the Unsold Common Shares are not sold by Investor or any of its affiliates within three Business Days of the end of the Blackout Period) and (y) the per share price for the Unsold Common Shares provided in such Sales Contract. If Alloy elects to terminate the Blackout Period, Investor shall use reasonable efforts to extend the consummation date of such Sales Contract until after such Blackout Period ends; provided, however, that Investor shall not be required to take any action with respect to such Sales Contract that would have a negative financial effect on Investor.

                  (h) In addition to any other remedies available to Investor under this Agreement or at law or equity, if the Registration Statement has not been declared effective by the Required Registration Date or such Registration Statement is not available with respect to all Common Shares at any time on or after the Required Registration Date (except during a Blackout Period permitted under Section 4(f) (which shall not include a Blackout Period prohibited under Section 9(d)(iv) or (v)), during the period the Investor is prohibited from selling under a "market stand-off" agreement required under Section 9(d) and, with respect to any Common Shares that are issued or issuable as a result of any adjustment under this Agreement or the Warrant including, without limitation, an adjustment resulting from a Restatement or a dilutive issuance, the period during which Alloy is permitted to amend or file a new Registration Statement pursuant to Section 4(a) to effect the registration of such additional Common Shares, provided that such amended or new Registration Statement shall be effective within 45 days of the commencement of such period), then the number of shares issuable pursuant to the Warrant will be increased by an amount equal to five percent (5%) of the number of Common Shares then issuable pursuant to the Warrant for each month (and for any portion of a month), compounded monthly, that such Registration Statement will not have been declared effective or such Registration Statement is not available with respect to all Common Shares.

                  (i) The aggregate number of Common Shares issuable upon exercise of the Warrant, when combined with all shares of Common Stock then beneficially owned (as determined pursuant to Exchange Act Rule 13d-3) by Investor, will not exceed the Maximum Number of shares of Common Stock. The "Maximum Number" equals the sum of three million two hundred seventy-one thousand eight hundred eighty-three (3,271,883) plus the Exercisable Number. The "Exercisable Number" is initially zero (0) and thereafter may be increased upon expiration of a sixty-five (65) day period (the "Notice Period") after Investor delivers a notice (a "65 Day Notice") to Alloy designating an aggregate number of Common Shares in excess of the Maximum Number which will be issuable upon exercise of the Warrant. A 65 Day Notice may be given at any time. From time to time following the Notice Period, Common Stock may be issued to Investor on any Business Day for any quantity of Common Stock, such that the aggregate number of shares of Common Stock issued hereunder is less than or equal to the Maximum Number.

                  (j) Investor shall furnish to Alloy such information regarding itself and the intended method of disposition of its Common Shares as is necessary to assure compliance with applicable federal and state securities laws or is otherwise necessary to enable Alloy to comply with its obligations under this Agreement. All information to be included in any filing with the SEC or state securities law agency shall be provided by Investor in writing.

            5. Representations and Warranties of Investor. Investor makes the following representations and warranties, which are true, correct and complete in all respects on the date hereof and shall be true, correct and complete on the Closing Date, subject to the exceptions set forth on the Disclosure Schedule attached hereto:

                  (a) Investor has been duly incorporated and is validly existing under the laws of Bermuda.

                  (b) The execution, delivery and performance of this Agreement by Investor have been duly authorized by all requisite corporate action and no further consent or authorization of Investor, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by Investor and, when duly authorized, executed and delivered by Alloy, will be a valid and binding agreement enforceable against Investor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                  (c) Neither the execution and delivery by Investor of this Agreement nor the performance by Investor of any of its obligations hereunder or under the Warrant violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or creates any rights in respect of any person under
      (i) the certificate of incorporation or by-laws of Investor, (ii) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body, or arbitrator having jurisdiction over Investor or any of its affiliates or any of their respective properties or assets, or (iii) the terms of any agreement, document or other instrument to which Investor or any of its affiliates is a party, by which Investor or any of its affiliates is bound, or to which any of the properties or assets of Investor or any of its affiliates is subject, except such violations, conflicts, breaches, defaults or rights that would not reasonably be expected to materially impair Investor's ability to enter into this Agreement or to perform its obligations hereunder.

                  (d) Investor understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Investment Securities.

                  (e) Investor is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

                  (f) Investor is purchasing the Investment Securities for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof in the United States, except pursuant to sales registered under the Securities Act or exempt from such registration.

                  (g) Investor understands that the Investment Securities are being or will be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal securities laws and that Alloy is relying on the truth and accuracy of, and Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Investment Securities.

            6. Notice of Proposed Issuance of Capital Stock.

                  (a) If, at any time prior to the earlier of (i) the date eighteen months after and excluding the date of this Agreement and (ii) such date following the Closing Date as Investor ceases to own at least six hundred eighty-three thousand six hundred eighty-three (683,683) shares of Common Stock acquired hereunder or under the Warrant, Alloy desires to enter into a binding agreement for the sale or issuance of any Offered Securities, Alloy shall provide notice to Investor of its desire to enter into such an agreement. Upon written request from Investor within two (2) Business Days after and excluding the date such notice is delivered, Alloy shall describe, in writing, the material terms of such sale or issuance and the identity of the proposed purchasers (the "Proposed Issuance Notice"). Upon request by Investor within two (2) Business Days following and excluding the date of receipt of the Proposed Issuance Notice, Alloy shall discuss the proposed sale or issuance with Investor in good faith and provide Investor with such other information regarding the proposed sale or issuance as Investor may reasonably request for at least five (5) Business Days prior to entering into any such agreement; provided, that so long as Alloy has complied in all material respects with the provisions of this Section 6, nothing in this Section 6 shall prohibit Alloy from entering into an agreement for the sale or issuance of Offered Securities with any other person on substantially similar terms (or on terms more favorable to Alloy) as those contained in the Proposed Issuance Notice. The term "Offered Securities" means any shares of, or securities convertible into, exercisable or exchangeable for, or whose value is derived in whole or in part from, any shares of any class of Alloy's capital stock.

                  (b) Alloy's obligations pursuant to Section 6(a) will not apply to any proposed issuance or sale of:

                        (i) Offered Securities issued in connection with the
            acquisition of a bona fide operating company or assets for use in Alloy's business or any business that Alloy proposes to engage in following such acquisition, whether through purchase, merger, consolidation, tender offer or otherwise, provided that the primary purpose of Alloy entering into any such transaction will not be to raise capital, directly or indirectly, or otherwise to avoid the requirements of this Section 6;

                        (ii) Common Stock issued pursuant to any stock split,
            dividend or distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock without payment of any consideration by such holder;

                        (iii) Offered Securities issuable or issued to
            employees, consultants or directors of Alloy directly or pursuant to a stock option plan, employee stock purchase plan or restricted stock plan, or other similar arrangements related to compensation for services in effect on the date of this Agreement, or similar plans or arrangements approved by Alloy's Board of Directors after the date hereof, in each case in the ordinary course of business; provided, that "ordinary course of business" for these purposes shall include stock option or warrant grants to officers and employees previously employed by the seller or its affiliates in an acquisition described in clause (b)(i) above.

                        (iv) Common Stock issued upon the exercise of any
            options or warrants to purchase Common Stock outstanding on the date hereof or upon conversion of any securities convertible into Common Stock outstanding on the date hereof, in each case in accordance with the terms of such options, warrants or securities in effect on the date hereof;

                        (v) Offered Securities issued or issuable to any bank or
            equipment lessor in a transaction primarily for non-equity financing purposes (which transaction, by way of illustration and without limitation, shall not include notes convertible or exchangeable for Common Stock or other equity securities of Alloy);

                        (vi) Offered Securities issued or issuable to strategic
            partners in transactions primarily for the purposes of establishing
            (1) strategic alliances in the media, advertising, direct marketing, entertainment, leisure, retail or wholesale distribution industries or (2) contractual relationships with persons who will assist in the marketing and promoting of Alloy and its subsidiaries and their respective products and services (and not primarily for financing purposes);

                        (vii) Common Stock issued in a bona fide firm commitment
            underwritten offering to the public with net proceeds of at least twenty-five million dollars ($25,000,000) to Alloy, after underwriter's discounts or commissions and other fees or expenses, that has been underwritten by a nationally recognized investment bank;

                        (viii) Offered Securities issued or issuable in
            connection with the implementation of a "poison pill" or similar anti-takeover mechanism; or

                        (ix) Common Stock issued or issuable upon exercise of
            the Warrant.

                  (c) Investor agrees to hold all information received by it pursuant to, or as a result of Alloy's performance of its obligations under, Section 6(a) including, without limitation, all information set forth in the Proposed Issuance Notice and all other information provided to Investor as contemplated by Section 6(a) ("Confidential Information") in confidence, and agrees that it shall not, directly or indirectly, use any Confidential Information for any purpose whatsoever other than to evaluate the proposed issuance of Offered Securities as contemplated by
      Section 6(a) or disclose any Confidential Information to any person or entity, except as required by law (and then only after providing Alloy with notice of such requirement and an opportunity to contest such requirement). For purposes hereof, "Confidential Information" will be deemed not to include any information that: (i) is or becomes generally available to the public other than as a direct or indirect result of the disclosure of any of such information by Investor; (ii) is or becomes available to Investor from a source other than Alloy or any of its agents or representatives, provided that such source is not bound by any obligation of confidentiality or similar obligation to Alloy or any other person or entity with respect to any of such information; or (iii) was in Investor's possession prior to the time it was received by Investor as evidenced by Investor's written records.

            7. Covenants of Alloy. Alloy covenants and agrees with Investor as follows:

                  (a) For so long as Investor owns or has the right to purchase any Investment Securities, and for a period of one (1) year thereafter, Alloy will use its best efforts to (i) maintain the eligibility of the Common Stock for listing on the Nasdaq NMS, (ii) regain the eligibility of the Common Stock for listing or quotation on the Nasdaq NMS, in the event that the Common Stock is delisted by the Nasdaq NMS, and (iii) obtain listing or quotation on another national securities exchange or quotation system if the Common Stock is not relisted on the Nasdaq NMS and thereafter maintain or regain the eligibility of the Common Stock for listing or quotation on such exchange or quotation system.

                  (b) Restatements.

                        (i) If a Restatement occurs on or before the date that
            is sixty days following the effective date of the first Registration Statement filed pursuant to the provisions of Section 4(a) to be declared effective (provided that if the Registration Statement is not available for all Common Shares during such sixty-day period or if there should occur a "market stand-off" during such sixty-day period, then such period shall be extended by one Business Day for each Business

            Day that the Registration Statement is not so available or Investor is subject to such "market stand-off"), then Alloy shall issue to Investor, within three Business Days of the date that Investor delivers a written notice to Alloy electing one of the time periods specified in clause (aa) or (bb) below, an additional number of shares of Common Stock, if any, equal to the quotient of (x) the product of (A) the number of Initial Common Shares multiplied by (B)
            (i) the Per Share Purchase Price minus (ii) the lesser of (xx) the Average Price calculated as of, or (yy) the average of the Daily Prices for the five Business Days ending on and including, either of the following dates, in the sole discretion of the Investor: (aa) the date forty Business Days after and excluding the related Restatement Date and (bb) the date forty Business Days after and excluding any date on which Alloy files restated financial statements with the SEC with respect to such Restatement divided by
            (y) the price determined in clause (x)(B)(ii). In no event shall the number of shares of Common Stock issuable under this Section 7(b)(i) exceed the number of Initial Common Shares.

                        (ii) If a Restatement occurs after the date that is
            sixty days following the effective date of the first Registration Statement filed pursuant to the provisions of Section 4(a) to be declared effective (provided that if the Registration Statement is not available for all Common Shares during such sixty-day period or if there should occur a "market stand-off" during such sixty-day period, then such period shall be extended by one Business Day for each Business Day that the Registration Statement is not so available or Investor is subject to such "market stand-off") and before the first (1st) anniversary of such effective date, then Alloy shall issue to Investor, within three Business Days of the date that Investor delivers a written notice to Alloy electing one of the time periods specified in clause (aa) or (bb) below, an additional number of shares of Common Stock, if any, equal to the quotient of (x) the product of (A) the number of shares of Common Stock purchased under this Agreement or under the Warrant and held by Investor and its affiliates on the date that Investor delivers notice to Alloy as is required above multiplied by (B) (i) the Average Price calculated as of ten Business Days before and excluding the Restatement Date minus (ii) the lesser of (xx) the Average Price calculated as of, or (yy) the average of the Daily Prices for the five Business Days ending on and including, either of the following dates, in the sole discretion of the Investor: (aa) the date forty Business Days after and excluding the related Restatement Date and (bb) the date forty Business Days after and excluding any date on which Alloy files restated financial statements with the SEC with respect to such Restatement divided by
            (y) the price determined in clause (x)(B)(ii) above. In no event shall the number of shares of Common Stock issuable under this
            Section 7(b)(ii) exceed the number of shares of Common Stock purchased under this Agreement or under the Warrant and held by Investor and its affiliates on such Restatement Date.

                        (iii) Alloy shall deliver to Investor a written notice
            within five (5) Business Days of each Restatement, (a) stating the date on which a Restatement has occurred and (b) including the documents in which the Restatement was publicly disclosed. Only one issuance of additional shares of

            Common Stock pursuant to clause (i) or (ii) above with respect to any announcement of an intention to restate and the subsequent related filing of restated financial statements shall be permitted, so long as the content of such announcement and of such subsequent related filing shall not materially differ.

                        (iv) "Restatement" means that Alloy restates or
            announces its intention to restate, in any material way, any portion of its Closing Date Financial Statements as included (i) in a Form 10-K or Form 10-Q filed with the SEC in the form of an amendment thereto, (ii) in a Form 8-K or in any other filing made with the SEC, or (iii) in a press release or other form of media, except (A) as is required as a result of a change occurring after the date of this Agreement in (x) applicable law or (y) generally accepted accounting principles promulgated by the Financial Accounting Standards Board or the SEC, which change is implemented by Alloy in the manner and at the time prescribed by such law or such generally accepted accounting principle or (B) for pro forma financial statements filed with the SEC in connection with an acquisition, which restatement relates primarily to the financial statements of the acquired company for the period prior to the effective date of such acquisition.

                        (v) "Closing Date Financial Statements" means all
            financial statements (including the notes thereto) filed by Alloy with the SEC or publicly announced by Alloy on or before the Closing Date.

                        (vi) "Restatement Date" means, at the option of and
            pursuant to the determination of the Investor (as designated in a notice from Investor to Alloy), any date on which a Restatement occurs (including, with respect to any Restatement, the date of an announcement by Alloy of its intention to restate any portion of its financial statements or the date on which is filed an amended Form 10-K, amended Form 10-Q or Form 8-K or issuance of a press release in respect of the matters described in such announcement or the date on which such Restatement is filed with the SEC).

                        (vii) "Average Price" means, with respect to any
            reference date, the average of the Daily Prices of the Common Stock for the thirty (30) Business Days ending on and including such reference date, subject to adjustment for stock splits, recombinations, stock dividends and the like.

                        (viii) "Daily Price" means, on any date, the amount per
            share of the Common Stock, equal to (i) the daily volume-weighted average price on the Nasdaq or, if no such sale takes place on such date, the average of the closing bid and asked prices on the Nasdaq thereof on such date, in each case as reported by Bloomberg, L.P. (or by such other person as the Investor and Alloy may agree), or
            (ii) if such Common Stock is not then listed or admitted to trading on the Nasdaq, the higher of (x) the book value per share thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of Alloy as of the last calendar day of any month ending within sixty (60) calendar days preceding the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by an independent, nationally recognized appraisal firm selected by the Investor and reasonably acceptable to Alloy (whose fees and expenses shall be borne by Alloy), subject to adjustment for stock splits, recombinations, stock dividends and the like.

                  (c) Alloy will provide Investor with a reasonable opportunity, which will not be less than two (2) full Business Days, to review and comment on any public disclosure by Alloy of information regarding this Agreement and the transactions contemplated hereby, before such public disclosure. Beginning on the date hereof and for so long as Investor owns or has the right to purchase any Investment Securities and for a period of ninety (90) calendar days thereafter, Alloy will promptly notify Investor immediately following any press release or other widely disseminated information that is given to stockholders, analysts, or members of the media.

                  (d) Alloy will make all filings required by law with respect to the transactions contemplated hereby.

                  (e) Alloy will comply with the terms and conditions of the Warrant.

                  (f) For so long as Investor holds any Investment Securities, at or promptly following the time of filing of each of its quarterly reports on Form 10-Q with the SEC, Alloy will deliver to Investor a review report relating to the final consolidated unaudited financial statements contained therein, prepared by Arthur Andersen LLP, or another nationally recognized accounting firm, in accordance with Statements of Auditing Standard No. 71.

                  (g) Alloy will use commercially reasonable efforts to cause the Common Shares to be eligible for book-entry transfer through The Depository Trust Company (or any successor thereto) as soon as practicable after the date of this Agreement and thereafter to use commercially reasonable efforts to maintain such eligibility.

                  (h) If on any date the aggregate number of Common Shares issuable under this Agreement and the Warrant exceeds the number of Common Shares then reserved for issuance, then Alloy shall reserve for issuance within three (3) Business Days of such date such additional number of Common Shares as to make the total number of shares so reserved not less than the aggregate number of Common Shares so issuable.

                  (i) Alloy will, within one (1) Business Day after and excluding the Closing Date file a report with the SEC on Form 8-K with respect to the material terms of this Agreement and the Warrant, attaching this Agreement and the Warrant as exhibits thereto.

                  (j) Within three (3) Business Days of a written request by Investor, Alloy will deliver a notice to Investor stating the increase, if any, in the aggregate number of shares of Common Stock then outstanding over the number outstanding specified in Section 3(l).

                  (k) Alloy will file a Notice of Sale of Securities pursuant to Regulation D under the Securities Act and make all required filings pursuant to state securities laws (which filings will be made within the period of time required by the applicable federal and state securities laws); provided, that Investor shall provide, in writing, all information about Investor and its affiliates reasonably necessary in connection with such filings.

                  (l) If Alloy implements a stockholder rights plan or "poison pill," proper provision shall be made under such plan so that none of holding or transfer of the Common Shares and exercise of the Warrant will create, or may satisfy a condition for the creation of, any rights in any person under such plan.

                  (m) Within ten (10) Business Days of a written request by Investor, Alloy shall deliver to Investor a certificate of the Chief Executive Officer and the Chief Financial Officer of Alloy dated as of the date of delivery and stating that Alloy has complied in all material respects with all of the covenants contained in Section 7 of this Agreement, provided that Alloy shall be obligated to deliver no more than one (1) such certificate in any six (6)-month period.

            8. Consolidation, Merger, Etc. In case Alloy is a party to any transaction that results in a Change of Control (as defined in the Warrant), Investor and its assigns will, in addition to the rights contained in this Agreement, have the rights set forth in the Warrant regarding such Change of Control. Alloy agrees that it will not enter into an agreement with an Acquirer resulting in a Change of Control unless such agreement expressly obligates the Acquirer to assume all of Alloy's obligations under this Agreement and the Warrant. Alloy will provide Investor with written notice of any proposed transaction resulting in a Change of Control within one (1) Business Day after such proposed transaction is publicly announced by any person. Thereafter, Alloy will notify Investor promptly of any material developments with respect to such transaction (i) that are publicly announced or (ii) if Investor has provided to Alloy a confidentiality agreement in a form reasonably satisfactory to Alloy prior to the occurrence of any such material development, that have not been publicly announced, provided that, if Investor delivers such confidentiality agreement following the date of the occurrence of any such material development that has not been publicly announced, Alloy shall notify Investor of such material development promptly following receipt of such confidentiality agreement "Acquirer" means, in connection with any Change in Control, the continuing or surviving corporation of a consolidation or merger with Alloy (if other than Alloy), the transferee of all or substantially all of the properties or assets of Alloy, the corporation consolidating with or merging into Alloy in a consolidation or merger in connection with which the Common Stock of Alloy is changed into or exchanged for stock or other securities of any other person or cash or any other property, the entity or group acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of Alloy's stockholders at which directors are to be elected or, in the case of a capital reorganization or reclassification, Alloy.

            9. Covenants of Investor. Investor hereby covenants and agrees with Alloy that:

                  (a) Neither Investor, nor any of its affiliates, will at any time offer or sell any Investment Securities other than pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption therefrom.

                  (b) Neither Investor, nor any of its affiliates, will engage in "short sales" (as defined in Rule 3b-3 of the Exchange Act) of Common Stock or of securities issued by Alloy, which are convertible, exercisable or exchangeable (directly or indirectly and with or without consideration) into Common Stock.

                  (c) Investor agrees that it will not issue a press release or other public media announcement regarding the transactions contemplated hereby without the prior written approval of Alloy. For purposes of this paragraph activities such as, but not limited to, the providing of information in discussions by Investor or its affiliates or on the website of Investor or its affiliates or the inclusion of information in marketing materials distributed by Investor or its affiliates in the ordinary course of business shall not constitute a press release or other public media announcement.

                  (d) If requested by Alloy and a nationally-recognized investment bank in a firm commitment underwritten public offering of Common Stock with net proceeds of at least twenty-five million dollars ($25,000,000) to Alloy, after underwriter's discounts or commissions and other fees or expenses, Investor shall enter into a "market stand-off" agreement not to sell any Common Shares (other than Common Shares included in the registration) during the ninety-five (95) day period (or such shorter period, if so notified by Alloy in writing) commencing on a date (the "Commencement Date") that is at least five (5) Business Days following and excluding the date on which Alloy requests Investor to enter into such a "market stand-off" agreement, provided that:

                        (i) If the closing of such public offering has not
            occurred within 15 Business Days following the Commencement Date, such "market stand-off" agreement shall be automatically terminated as of the sixteenth (16th) Business Day following the Commencement Date;

                        (ii) This Section 9(d) shall not apply unless:

                        (1) Investor together with its affiliates owns at least the greater of one million (1,000,000) shares of Common Stock or three percent (3%) of the Common Stock issued and outstanding (in either case, including for such purposes Common Shares issuable upon exercise of the unexercised portion of the Warrant if the Daily Price on the date such "market stand-off" agreement is entered into is greater than the Warrant Price (as that term is defined in the Warrant) in effect on such date) on the date such "market stand-off" agreement is entered into,

                        (2) such "market stand-off" agreement is entered into on or before the fourth (4th) anniversary of the date of this Agreement,

                        (3) each of the following shall be bound by and have entered into "market stand-off" agreements containing substantially the same terms and conditions as the agreement executed or to be executed by Investor, the form of which agreement shall have been provided to Investor at least five (5) Business Days before the commencement of such "market stand-off" agreement:

                              (A) all executive officers, directors and
                        affiliates of Alloy, and

                              (B) all other holders of Common Stock (and their
                        affiliates) who acquired such Common Stock in a private transaction with Alloy, who (individually, or together as a "group" as that term is used in Section 13(d) of the Exchange Act) beneficially own (excluding shares of Common Stock acquired in open-market transactions) at least the greater of one million (1,000,000) such shares of Common Stock or three percent (3%) of the Common Stock issued and outstanding on the commencement date of such "market stand-off" agreement; and

                        (4) Alloy shall have notified Investor of the Commencement Date at least five (5) Business Days but not more than twenty (20) Business Days before such Commencement Date;

                        (iii) Investor shall not be required to enter into a
            subsequent "market stand-off" agreement under this Section 9(d) prior to the first (1st) anniversary of the termination of the "market stand-off" agreement entered into by Investor pursuant to this Section 9(d) prior to such subsequent "market stand-off" agreement, except that in the event that a "market stand-off" agreement is automatically terminated pursuant to clause (i) above, Investor may be required to enter into no more than one (1) subsequent "market stand-off" agreement (a "Retry Stand-Off") (whether or not such Retry Stand-Off agreement is automatically terminated pursuant to clause (i) above) under this Section 9(d) prior to the first (1st) anniversary of the date of such automatic termination; provided, that notice of such Retry Stand-Off agreement under Section 9(d)(ii)(4) shall be given no sooner than ten (10) Business Days after the date of such automatic termination;

                        (iv) No Blackout Period shall be permitted during the
            sixty (60) day period before and excluding the commencement date of such "market stand-off" agreement. Alloy shall use its best efforts to prevent a Blackout Period from occurring during the sixty (60) day period after and excluding the termination of the stand-off period provided in this Section 9(d). Any Blackout Period occurring during either of the sixty-day periods described in this subsection
            (iv) will not qualify as a Blackout Period permitted under Section 4(f) for purposes of the provisions of Section 4(h);

                        (v) Notwithstanding the provisions of subsection (iv)
            above, no more than one Blackout Period shall be permitted during any one (1)-year period which includes a Retry Stand-Off;

                        (vi) Alloy shall (and shall cause such underwriter to)
            use its best efforts to cause such stand-off period not to exist or, if it does exist, to terminate at the earliest practicable date; and

                        (vii) The obligations described in this Section 9(d)
            shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

            10. Legend. Investor understands that the certificates or other instruments representing the Investment Securities will bear a restrictive legend composed of exactly the following words (and a stop transfer order may be placed against transfer of such certificates or other instruments prohibiting the transfer of such certificates or other instruments except in compliance with such legend):

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR (2) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT."

            The legend set forth above will be removed and Alloy will issue a certificate without such legend to any holder of Investment Securities if, unless otherwise required by state securities laws, (i) such shares are sold pursuant to an effective Registration Statement under the Securities Act, or pursuant to Rule 144 under the Securities Act or (ii) such holder provides Alloy with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Investment Securities may be made without registration under the Securities Act.

            11. Conditions Precedent to Investor's Obligations. The obligations of Investor hereunder are subject to the performance by Alloy of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by Investor:

                  (a) On the Closing Date, (i) the representations and warranties made by Alloy in this Agreement will be true and correct; (ii) Alloy will have complied fully with all of the covenants and agreements in this Agreement; and (iii) Investor will have received a certificate of the Chief Executive Officer and the Chief Financial Officer of Alloy dated such date and to such effect.

                  (b) On the Closing Date, Alloy will have delivered to Investor an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. reasonably satisfactory to Investor, dated the date of delivery, substantially in the form attached hereto as Annex D.

                  (c) On the Closing Date, Investor will have received a letter from Arthur Andersen LLP to the effect that, as of such date, it consents to the inclusion in this Agreement of the Auditor Report.

                  (d) On the Closing Date, the Registrable Number will be duly listed and admitted for trading on the Nasdaq NMS or, if not then listed, Alloy will have made an application to list and admit for trading the Registrable Number on the Nasdaq NMS the Registrable Number will be duly listed and admitted for trading on the Nasdaq NMS as promptly as practicable thereafter but no later than 10 days thereafter.

            12. Conditions Precedent to Alloy's Obligations. The obligations of Alloy hereunder are subject to the performance by Investor of its obligations hereunder and to the satisfaction (unless expressly waived in writing by Alloy) of the additional conditions precedent that, on the Closing Date: (i) the representations and warranties made by Investor in this Agreement will be true and correct; (ii) Investor will have complied fully with all the covenants and agreements in this Agreement; and (iii) Alloy will have received on each such date a certificate of an appropriate officer of Investor dated such date and to such effect.

            13. Fees and Expenses. Each of Investor and Alloy agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses and disbursements of such party's counsel, except as is otherwise expressly provided in this Agreement.

            14. Non-Performance.

                  (a) If Alloy, at any time, fails to deliver the Investment Securities to Investor required to be delivered pursuant to this Agreement, in accordance with the terms and conditions of this Agreement or of the Warrant, for any reason other than the failure of any condition precedent to Alloy's obligations hereunder or the failure by Investor to comply with its obligations hereunder, then Alloy will (without limitation to Investor's other remedies at law or in equity):

                        (i) indemnify and hold Investor harmless against any
            loss, claim or damage, including without limitation, incidental and consequential damages, arising from or as a result of such failure by Alloy; and

                        (ii) reimburse Investor for all of its reasonable
            out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Investor in connection with this Agreement and the transactions contemplated herein and therein.

                  (b) If Investor fails to deliver the purchase price for the Investment Securities at the Closing for any reason other than a failure of any condition precedent to Investor's obligations hereunder or the failure by Alloy to comply with its obligations hereunder, then Investor will (without limitation to Alloy's other remedies at law or in equity) reimburse Alloy for all of its reasonable, documented out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Alloy in connection with this Agreement and the transactions contemplated herein and therein.

            15. Indemnification.

                  (a) Indemnification of Investor. Alloy hereby agrees to indemnify Investor and each of its officers, directors, employees, consultants, agents, attorneys, accountants, and affiliates and each person that controls (within the meaning of Section 20 of the Exchange
      Act) any of the foregoing persons (each an "Investor Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, legal fees and expenses incurred by such Investor Indemnified Party in investigating or defending any such Proceeding) (a "Proceeding"), that it may reasonably incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                        (i) any untrue or alleged untrue statement of a material
            fact in a SEC Filing by Alloy or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state therein any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Alloy or any of its affiliates or any person acting on its or their behalf, other than any untrue or alleged untrue statement of a material fact or omission or alleged omission to state therein any material fact, in any case, resulting from any information provided by Investor or any of its affiliates in writing expressly for inclusion in such SEC Filing;

                        (ii) any of the representations or warranties made by
            Alloy herein or under the Warrant being untrue or incorrect at the time such representation or warranty was made; and

                        (iii) any breach or non-performance by Alloy of any of
            its covenants, agreements or obligations under this Agreement and Warrant;

provided, however, that the foregoing indemnity will not apply to any Proceeding to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of Investor in connection therewith.

                  (b) Indemnification of Alloy. Investor hereby agrees to indemnify Alloy and each of its officers, directors, employees, consultants, agents, attorneys, accountants, and affiliates and each person that controls (within the meaning of Section 20 of the Exchange
      Act) any of the foregoing persons against any Proceeding, that it may reasonably incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                        (i) any untrue or alleged untrue statement of a material
            fact included in an SEC Filing by Alloy or any of its affiliates or any person acting on its or their behalf, which statement was provided by Investor in writing expressly for inclusion in such SEC Filing, or omission or alleged omission to state any such material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Alloy or any of its affiliates or any person acting on its or their behalf;

                        (ii) any of the representations or warranties made by
            Investor herein being untrue or incorrect at the time such representation or warranty was made; and

                        (iii) any breach or non-performance by Investor of any
            of its covenants, agreements or obligations under this Agreement;

provided, however, that the foregoing indemnity will not apply to any Proceeding to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of Alloy in connection therewith.

                  (c) Conduct of Claims.

                        (i) Whenever a claim for indemnification arises under
            this Section 15, the party seeking indemnification (the "Indemnified Party"), will notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail;

                        (ii) The Indemnifying Party shall have the right to
            participate in and to assume the defense of any Proceeding; provided, however, that the Indemnified Party shall have the right to retain its own counsel (in addition to any local counsel), with the reasonably incurred fees and expenses of one such counsel (in addition to any local counsel) to be paid by the Indemnifying Party, if representation of the Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between the Indemnified Party and the other party represented by such counsel in such Proceeding; and

                        (iii) No Indemnifying Party will, without the prior
            written consent of the Indemnified Parties (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 15 unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

            16. Survival of the Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto will remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for any Investment Securities issuable hereunder.

            17. Notices. All communications hereunder will be in writing and delivered as set forth below.

                  (a) If sent to Investor, all communications will be deemed delivered: if delivered by hand, on the day received by Investor; if sent by reputable overnight courier, on the next Business Day; and if transmitted by facsimile to Investor, on the date transmitted (provided such facsimile is later confirmed), in each case to the following address (unless otherwise notified in writing of a substitute address):

                        Fletcher International, Ltd.
                        c/o A. S. & K. Services Ltd.
                        Cedar House
                        41 Cedar Avenue
                        Hamilton HM EX
                        Bermuda
                        Attention: Felicity Holmes, Corporate Administrator
                        Telephone: 441-295-2244
                        Facsimile: 441-292-8666

                        with a copy to:

                        Fletcher Asset Management, Inc.
                        22 East 67th Street
                        New York, NY  10021
                        Attention: Peter Zayfert
                        Telephone: (212) 284-4800
                        Facsimile: (212) 284-4801

                        with a copy (which copy will not constitute notice) to:

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        1440 New York Avenue, N.W.
                        Washington, D.C. 20005
                        Attention: Stephen W. Hamilton, Esq.
                        Telephone: (202) 371-7000
                        Facsimile: (202) 393-5760

                  (b) If sent to Alloy, all communications will be deemed delivered: if delivered by hand, on the day received by Alloy; if sent by reputable overnight courier, on the next Business Day; and if or transmitted by facsimile to Alloy, on the date transmitted (provided such facsimile is later confirmed), in each case to the following address (unless otherwise notified in writing of a substitute address):

                        Alloy, Inc.
                        151 West 26th Street
                        New York, NY 10001
                        Attention: Chief Executive Officer
                        Telephone: (212) 244-4307
                        Facsimile: (212) 244-4311

                        with a copy (which copy will not constitute notice) to:

                        Alloy, Inc.
                        151 West 26th Street
                        New York, NY 10001
                        Attention: General Counsel
                        Telephone: (212) 244-4307
                        Facsimile: (212) 244-4311

                        Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 701 Pennsylvania Ave., N.W.
                        Washington, DC 20004
                        Attention: Richard M. Graf, Esq.
                        Telephone: (202) 434-7353
                        Facsimile: (202) 434-7400

To the extent that any funds will be delivered to SASM&F by wire transfer in escrow for Alloy, unless otherwise instructed by SASM&F, such funds should be delivered in accordance with the following wire instructions:

                        Citibank Private Banking
                        One Sansome Street
                        24th Floor
                        San Francisco, CA  94104

                        Service Officer:  Ms. Geri Horton
                        Telephone:  (415) 627-6045
                        Account Number:  200018513
                        ABA Number:  321171184

To the extent that any funds will be delivered to Alloy by wire transfer, unless otherwise instructed by Alloy, such funds should be delivered in accordance with the following wire instructions:

                        Alloy, Inc.
                        Account Number:  323880029
                        ABA Number:  021000021
                        Bank: J.P. Morgan Chase Bank
                        Account Name: Alloy Online Concentration Account

            18. Miscellaneous.

                  (a) The parties may execute and deliver this Agreement as a single document or in any number of counterparts, manually, by facsimile or by other electronic means, including contemporaneous xerographic or electronic reproduction by each party's respective attorneys. Each counterpart will be an original, but a single document or all counterparts together will constitute one instrument that will be the agreement. This Agreement will become effective when each party executes and delivers this Agreement to the other party.

                  (b) This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns and, with respect to Section 15 hereof, will inure to the benefit of their respective officers, directors, employees, agents, affiliates and controlling persons, and no other person will have any right or obligation hereunder. Alloy may not assign this Agreement. Notwithstanding anything to the contrary in this Agreement, Investor may assign, pledge, hypothecate or transfer any of the rights and associated obligations contemplated by this Agreement (including, but not limited to, the Warrant and the Common Shares), in whole or in part, at its sole discretion (including, but not limited to, assignments, pledges, hypothecations and transfers in connection with financing or hedging transactions with respect to this Agreement, the Warrant, and the Common Shares), provided that any such assignment, pledge, hypothecation or transfer must comply with applicable federal and state securities laws. No person acquiring Common Stock from Investor pursuant to a public market purchase will thereby obtain any of the rights contained in this Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. Except as provided in this Section 18(b), this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  (c) This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any state or federal court in the Southern District of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

                  (d) Each party represents and acknowledges that, in the negotiation and drafting of this Agreement and the other instruments and documents required or contemplated hereby, it has been represented by and relied upon the advice of counsel of its choice. Each party hereby affirms that its counsel has had a substantial role in the drafting and negotiation of this Agreement and such other instruments and documents. Therefore, each party agrees that no rule of construction to the effect that any ambiguities are to be resolved against the drafter will be employed in the interpretation of this Agreement and such other instruments and documents.

                  (e) Without prejudice to other rights or remedies hereunder (including any specified interest rate), and except as otherwise expressly set forth herein, interest will be due on any amount that is due pursuant to this Agreement and has not been paid when due, calculated for the period from and including the due date to but excluding the date on which such amount is paid at the prime rate of U.S. money center banks as published in The Wall Street Journal (or if The Wall Street Journal does not exist or publish such information, then the average of the prime rates of three U.S. money center banks agreed to by the parties) plus two percent (2%).

                  (f) Investor and Alloy stipulate that the remedies at law of the parties hereto in the event of any default or threatened default by either party in the performance of or compliance with any of the terms of this Agreement and the Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  (g) Any and all remedies set forth in this Agreement and the
      Warrant: (i) will be in addition to any and all other remedies Investor or Alloy may have at law or in equity, (ii) will be cumulative, and (iii) may be pursued successively or concurrently as each of Investor and Alloy may elect. The exercise of any remedy by Investor or Alloy will not be deemed an election of remedies or preclude Investor or Alloy, respectively, from exercising any other remedies in the future.

                  (h) Alloy agrees that the parties have negotiated in good faith and at arms' length concerning the transactions contemplated herein, and that Investor would not have agreed to the terms of this Agreement without each and every of the terms, conditions, protections and remedies provided herein and in the Warrant. Except as specifically provided otherwise in this Agreement, Alloy's obligations to indemnify and hold Investor harmless in accordance with Section 15 of this Agreement are obligations of Alloy that Alloy promises to pay to Investor when and if they become due. Alloy will record any such obligations on its books and records in accordance with U.S. generally accepted accounting principles.

                  (i) This Agreement may be amended, modified or supplemented in any and all respects, but only by a written instrument signed by Investor and Alloy expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

                  (j) Each of the parties will cooperate with the others and use its best efforts to prepare all necessary documentation, to effect all necessary filings, to obtain all necessary permits, consents, approvals and authorizations of all governmental bodies and other third parties, and to do all other things necessary to consummate the transactions contemplated by this Agreement.

                  (k) For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein will be deemed to include the other gender and neuter gender of such term; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. generally accepted accounting principles; (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement, unless the context will otherwise require; (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule will also apply to Paragraphs and other subdivisions; (v) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; (vi) the term "include" or "including" will mean without limitation; (vii) the table of contents to this Agreement and all section titles or captions contained in this Agreement or in any Schedule or Exhibit annexed hereto or referred to herein are for convenience only and will not be deemed a part of this Agreement and will not affect the meaning or interpretation of this Agreement; (viii) any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statues and references to all attachments thereto and instruments incorporated therein; and (ix) references to a person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

                  (l) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination will have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                  (m) Time will be of the essence in this Agreement.

                  (n) All dollar ($) amounts set forth herein and in the Warrant refer to United States dollars. All payments hereunder and thereunder will be made in lawful currency of the United States of America.

                  (o) Notwithstanding anything herein to the contrary, all measurements and references related to share prices and share numbers herein will be, in each instance, appropriately adjusted for stock splits, recombinations, stock dividends and the like.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

                                        ALLOY, INC.



                                        By: /s/ Samuel A. Gradess
                                           -------------------------------------

                                        Name:   Samuel A. Gradess
                                             -----------------------------------

                                        Title:  Chief Financial Officer
                                              ----------------------------------


                                        FLETCHER INTERNATIONAL, LTD., by its
                                        duly authorized investment advisor,
                                        FLETCHER ASSET MANAGEMENT, INC.



                                        By: /s/ Kell B. Benson
                                           -------------------------------------

                                        Name:   Kell B. Benson
                                             -----------------------------------

                                        Title:  Vice Chairman
                                              ----------------------------------



                                        By: /s/ Denis J. Kiely
                                           -------------------------------------

                                        Name:   Denis J. Kiely
                                             -----------------------------------

                                        Title:  Deputy CEO
                                              ----------------------------------

                                                                         ANNEX A


                          [FORM OF WARRANT TO PURCHASE
                          COMMON STOCK OF ALLOY, INC.]

                                                                         ANNEX B

                            [FORM OF DELIVERY NOTICE]

                                     [date]

Fletcher International, Ltd.
C/o Fletcher Asset Management, Inc.
22 East 67th Street
New York, NY  10021
Attn: Peter Zayfert

Telephone: (212) 284-4800
Facsimile: (212) 284-4801

Ladies and Gentlemen:

            Reference is made to the Agreement (the "Agreement") dated as of January 25, 2002 by and between Alloy, Inc. ("Alloy") and Fletcher International, Ltd. ("Investor"). Capitalized terms not otherwise defined herein will have the meanings ascribed thereto in the Agreement.

            Attached hereto is an irrevocable letter to American Stock Transfer & Trust Company, Alloy's transfer agent (the "Transfer Agent"), instructing the Transfer Agent to issue to Investor thirteen (13) original stock certificates, each representing one hundred thousand (100,000) shares of Common Stock and one
(1) original stock certificate representing sixty-seven thousand three hundred sixty-six (67,366) shares of Common Stock, purchased by Investor on the date hereof with a copy of the overnight courier air bill which will be used to ship such stock certificates. We have the executed original stock certificates and other documents required to be delivered in connection with the Closing Date. Upon our confirmation of the payment of the thirty million dollar ($30,000,000) aggregate purchase price therefor to Skadden, Arps, Slate, Meagher & Flom LLP to hold in escrow on our behalf, we will send the attached letter to the Transfer Agent.

            Attached hereto as Exhibit 1 is a true, correct and complete copy of the most recent report of Arthur Andersen LLP to the Board of Directors and Stockholders of Alloy, together with the accompanying consolidated financial statements and schedules of Alloy, as such report appears in the most recent Annual Report on Form 10-K/A filed by Alloy with the SEC, as well as all Quarterly Reports on Form 10-Q filed by Alloy with the SEC since the date of such Form 10-K/A, together with all amendments thereto.

                                        ALLOY, INC.


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                                                       Exhibit 1


                                 AUDITOR REPORT

                                 [see attached]




                                       1-1

                                                                         ANNEX C


                                [AUDITOR REPORT]

                                                                         ANNEX D


                             [FORM OF LEGAL OPINION]




                                      D-1
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                                TABLE OF CONTENTS


1. Purchase and Sale ....................................................      1

2. Closing ..............................................................      2

3. Representations and Warranties of Alloy ..............................      3

4. Registration Provisions; Maximum Number ..............................      7

5. Representations and Warranties of Investor ...........................     11

6. Notice of Proposed Issuance of Capital Stock .........................     12

7. Covenants of Alloy ...................................................     14

8. Consolidation, Merger, Etc ...........................................     18

9. Covenants of Investor ................................................     18

10. Legend ..............................................................     21

11. Conditions Precedent to Investor's Obligations ......................     21

12. Conditions Precedent to Alloy's Obligations .........................     22

13. Fees and Expenses ...................................................     22

14. Non-Performance .....................................................     22

15. Indemnification .....................................................     23

16. Survival of the Representations, Warranties, etc ....................     25

17. Notices .............................................................     25

18. Miscellaneous .......................................................     27


ANNEXES

FORM OF WARRANT .........................................................      A
FORM OF DELIVERY NOTICE .................................................      B
AUDITOR REPORT ..........................................................      C
FORM OF LEGAL OPINION ...................................................      D

65 Day Notice ...........................................................     11
Acquirer ................................................................     18
Agreement ...............................................................      1
Alloy ...................................................................      1
Articles ................................................................     29
Auditor Report ..........................................................      7
Average Price ...........................................................     16
Blackout Period .........................................................      9
Business Day ............................................................      2
claim ...................................................................      6
Closing .................................................................      1

Closing Date ............................................................      1
Closing Date Financial Statements .......................................     16
Commencement Date .......................................................     19
Common Shares ...........................................................      2
Common Stock ............................................................      1
Confidential Information ................................................     14
Daily Price .............................................................     16
debt ....................................................................      6
Exchange Act ............................................................      2
Exercisable Number ......................................................     10
Freebord ................................................................      1
Indemnification Amount ..................................................     10
Indemnified Party .......................................................     24
Indemnifying Party ......................................................     24
Initial Common Shares ...................................................      1
Investment Securities ...................................................      2
Investor ................................................................      1
Investor Indemnified Party ..............................................     23
Material Adverse Effect .................................................      4
Maximum Number ..........................................................     10
Nasdaq ..................................................................      2
Nasdaq NMS ..............................................................      2
Notice Period ...........................................................     11
Offered Securities ......................................................     12
Paragraphs ..............................................................     29
Per Share Purchase Price ................................................      1
Preferred Stock .........................................................      6
Proceeding ..............................................................     23
Proposed Issuance Notice ................................................     12
Prospectus ..............................................................      8
Registrable Number ......................................................      7
Registration Period .....................................................      8
Registration Statement ..................................................      7
Related Proceeding ......................................................     27
Required Registration Date ..............................................      7
Restatement .............................................................     16
Restatement Date ........................................................     16
Retry Stand-Off .........................................................     20
Rule 144 ................................................................      8
Sales Contract ..........................................................      9
SASM&F ..................................................................      2
SEC .....................................................................      5
SEC Filing ..............................................................      5
Sections ................................................................     29
Securities Act ..........................................................      5
Services Agreement ......................................................      1
Stock Certificates ......................................................      2
Subsections .............................................................     29

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
Unsold Common Shares ....................................................     10
Warrant .................................................................      1